Exhibit 99.1

Press Contact: Patrick Van de Wille Ashton Partners 312-553-6704 Direct Investor Contact: Barry Hutton Ashton Partners
877-934-4687
FOR IMMEDIATE RELEASE	investor@wfinet.com

WIRELESS FACILITIES, INC. ANNOUNCES NEW COMPANY NAME:
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Company Redefines Itself as a Leading Defense & Security Contractor;
Company to Trade on Nasdaq Under New Stock Symbol ‘KTOS’ Effective Monday,
September 17, 2007;
Annual Shareholder Meeting Date Scheduled for November 14, 2007

SAN DIEGO, CA, SEPTEMBER 13, 2007—Wireless Facilities, Inc. (WFI) (NASDAQ: WFII), today announced its new corporate name: Kratos Defense & Security Solutions, Inc.  The Company’s name change reflects its revised focus as a leading defense contractor and security systems integrator for the federal government and for state and local agencies.  The Company also announced that effective Monday, September 17th, it will begin trading its shares under the stock ticker symbol of KTOS on the Nasdaq Global Select Market Exchange.  Finally, the Company announced the date of November 14, 2007 for its Annual Shareholder Meeting.

The name change was prompted by the Company’s divestment of its wireless-related assets earlier this year and its new business focus going forward.  The new name is based on Greek mythology and signifies strength and power.  “We believe this new name is fitting for our company in the federal and security markets we serve,” said Eric DeMarco, president and CEO of Kratos.  “In addition, our new tagline ‘From Strength to Success’ is a direct reflection of our vision and commitment as an industry leader, leveraging our intellectual and technical strengths to ensure the success of our customers’ mission critical operations.”

For Kratos, today’s name change reflects a significant transformation of the business and new positioning going forward.  Over the course of the past two years, the Company has undertaken an aggressive transformation strategy whereby it divested its wireless related businesses and chose to aggressively pursue business with the federal government, primarily the U.S. Department of Defense and Department of Homeland Security.  Beginning in 2003, the Company also began a series of strategic acquisitions in the government market, building its current business with the federal government to approximately $200 million in annualized revenues for 2007.

DeMarco continued: “Last year, management and the Board of Directors initiated a transformation strategy for WFI as a result of the continued consolidation and commoditization of the wireless communication industry.  This consolidation, which is continuing with the recently announced proposed merger between Metro PCS and Leap Wireless, was a primary driver in our decision to divest our Wireless Network Services business, and to focus specifically on continuing to grow our government, Department of Defense and security-related businesses.  Accordingly, over the past nine months, we have successfully sold all of our assets focused on the commercial wireless communication industry, extinguished our debt, changed our name, and positioned our company for solid and sustainable profitability and cash flow generation.  This is truly a milestone event for this Company.”

“From a services perspective, in addition to providing the traditional high-end engineering and IT solutions, we will focus on areas of differentiation where we believe there is an opportunity to achieve higher operating margins, and where there are fewer competitors.  For example, we have established a significant area of expertise in legacy weapon systems lifecycle support and extension.  This has become a critical and growing area as fielded systems are required to remain in our and friendly forces’ inventories over longer periods, and presents an opportunity where the contractor has past performance qualifications and expertise to perform this work.  Additionally, we have a large portion of our business at several major military weapons and targets range locations, including: NAWC Pt. Mugu, Hawaii Pacific Missile Range; Fort Bliss, Texas; and White Sands Missile Range in New Mexico.  We are strategically concentrating our resources in these areas where the war fighter can obtain training against airborne or surface targets. We also have a presence at most Base Relocation and Closure (BRAC) recipient locations. Additionally, we have established a significant and growing presence in military Command and Control Systems, which are highly specialized and strategic operational systems for our war fighters and command installations.  Our goal is to target these differentiated service and solution areas, and strategic geographic military locations for expansion.  Some of our largest customers today include the U.S. Navy, U.S. Army, FMS, Joint Interagency Task Force-South, Defense Logistics Agency, and the U.S. Air Force.”

“Looking ahead, our plan is to focus on our key customer sets, target areas of unique expertise for growth, expand our areas of differentiation, and continue to identify acquisition opportunities in our target service areas that have both strong management and that fit our strategic plan,” DeMarco concluded.

Kratos also announced today that it will hold its Annual Shareholder Meeting on November 14, 2007. Eric DeMarco will conduct the meeting and update shareholders on the company’s recent business activities.  Shareholders who own Kratos common stock as of September 14, 2007 will be entitled to vote their shares at the meeting.  Further information about the Annual Meeting will be set forth in the company’s upcoming proxy.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) provides mission critical engineering, IT services and war fighter solutions for the U.S. federal government and for state and local agencies.  Principle services include C4ISR, weapon systems lifecycle support, military weapon range and technical services, network engineering services, advanced IT services, security and surveillance systems, and critical infrastructure design and integration.  The Company is headquartered in San Diego, California, with resources throughout the U.S. and in key strategic military locations. News and information are available at www.KratosDefense.com. (code: KTOS-mb)

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements including, without limitation, expressed or implied statements concerning the Company’s expectations regarding the anticipated filing of its delinquent SEC reports, future financial performance and cash flows and market developments that involve risks and uncertainties. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that the Form 10-Q filings will not be completed in a timely manner; risks that the recent divestitures and change in business focus will cause disruption of the Company’s operations and distraction of its management; risks that the company’s name change will cause disruption to individual and/or institutional shareholders; risks of adverse regulatory action or litigation; risk that the Company’s lender will declare a default under the Company’s line of credit; risks associated with debt leverage; risks that the anticipated benefits of the divestitures will not be achieved or will impact changes in the scope or timing of the Company’s projects; risks that changes or cutbacks in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 31, 2006 and in other filings made with the Securities and Exchange Commission.